                                                                    Exhibit 12.1


Schedule of computation of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies and unconsolidated companies as if consolidated for the periods shown:

                                         Two Quarters Ended                              Fiscal Years Ended
                                    --------------------------  ------------------------------------------------------------------
                                     August 18,     August 12,     January 29,       January 2,      December 27,      December 28,
                                       2001           2000           2000             1999             1997              1996
                                    (28 Weeks)     (28 Weeks)     (52 weeks)       (53 weeks)       (52 weeks)        (52 weeks)
                                    -----------  -------------  -------------   ---------------  ----------------  ---------------
Earnings:
     Earnings before
         tax expense
         (credit), and
         extraordinary loss........    $   917        $   527        $ 1,102             $ 889             $ 954            $ 701

     Fixed charges.................        571            568          1,010             1,038               679              595
     Capitalized interest..........         (6)            (4)            (5)               (9)              (10)             (12)
                                    -----------  -------------  -------------   ---------------  ----------------  ---------------
                                       $ 1,482        $ 1,091        $ 2,107           $ 1,918           $ 1,623          $ 1,284
                                    ===========  =============  =============   ===============  ================  ===============
Fixed charges:
     Interest......................      $ 363          $ 365          $ 644             $ 654             $ 397            $ 361
     Portion of rental
         payments deemed
         to be interest............        208            203            366               384               282              234
                                    -----------  -------------  -------------   ---------------  ----------------  ---------------
                                       $   571        $   568        $ 1,010           $ 1,038             $ 679            $ 595
                                    ===========  =============  =============   ===============  ================  ===============
Ratio of earnings to
     fixed charges.................        2.6            1.9            2.1               1.8               2.4              2.2
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